                                                                     EXHIBIT 4.8


                                 AMENDMENT NO. 6


         THIS AMENDMENT NO. 6, dated as of June 30, 1998 (the "AMENDMENT") relating to the Credit Agreement referenced below, by and among NATIONAL MEDICAL CARE, INC., a Delaware corporation, certain subsidiaries and affiliates party to the Credit Agreement and identified on the signature pages hereto, and NATIONSBANK, N.A., as Paying Agent for and on behalf of the Lenders. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H


         WHEREAS, a $2.5 billion credit facility has been extended to National Medical Care, Inc. and certain subsidiaries and affiliates pursuant to the terms of that Credit Agreement dated as of September 27, 1996 (as amended and modified, the "CREDIT AGREEMENT") among National Medical Care, Inc., the other Borrowers, Guarantors and Lenders identified therein, and NationsBank, N.A., as Paying Agent;

         WHEREAS, the Company has requested the consent of the Paying Agent and Lenders to (i) the assumption by FMC Trust Finance S.a.r.l. Luxembourg, a limited liability company organized under the laws of Luxembourg ("FMC TRUST FINANCE"), or a successor thereof, of the obligations of Holdings with respect to the 9% Senior Subordinated Notes due December 1, 2006 (the "1996 SUBORDINATED NOTES") issued to evidence the loans made to Holdings of the proceeds from the issuance by the FMC Trust of the preferred securities referred to in the definition of "Refinancing Securities" and the common securities of the FMC Trust contemplated by clause (xvi) of the definition of Permitted Investments,
(ii) the guaranty by Holdings of the obligations of FMC Trust Finance or its successor under the 1996 Subordinated Notes and (iii) certain related changes to the terms of the 1996 Subordinated Notes, the FMC Trust and the related documentation, which assumption, guaranty and other changes have already been approved by the holders of the Refinancing Securities;

         WHEREAS, the Company has requested certain other changes to the Credit Agreement more fully set forth herein;

         WHEREAS, the requested consents and modifications described herein require the consent of the Required Lenders; and

         WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein and have authorized the Paying Agent to enter into this Amendment on their behalf to give effect to this Amendment;

         NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:





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A.       The Credit Agreement is amended and modified in the following respects:

         1. The Managing Agents and Required Lenders hereby consent to the modification of the Refinancing Securities to permit (i) the assumption by FMC Trust Finance S.a.r.l. Luxembourg, a limited liability company organized under the laws of Luxembourg and a wholly-owned subsidiary of Holdings, of the obligations of Holdings with respect to the 1996 Subordinated Notes, (ii) the guaranty by Holdings of the obligations under the 1996 Subordinated Notes, (iii) the adoption of provisions which, subject to the provisions of the Credit Agreement, would permit Holdings or any wholly-owned subsidiary of Holdings (other than the Company and its Subsidiaries) to assume the obligations of the note issuer thereunder, and (iv) certain related changes to the terms of the 1996 Subordinated Notes, the FMC Trust and the related documentation, a description of which is attached as EXHIBIT A attached hereto, or such other form not materially adverse to the interests of the Lenders, and waive compliance with any provisions of the Credit Agreement to the extent that such modification would conflict with such provisions.

         2.       In Section 1.1,

         (a) The following definitions are hereby amended or added to read as follows:

                           "REFINANCING SECURITIES" means (i) the $360,000,000
                  Aggregate Liquidation Amount of 9% Trust Preferred Securities Due 2006 issued by the FMC Trust pursuant to its Amended and Restated Declaration of Trust dated as of November 27, 1996, as it may be amended, restated or modified as permitted by
                  Section 8.9, and (ii) the 1996 Subordinated Notes.

                           "1996 SUBORDINATED NOTES" means the 9% Senior
                  Subordinated Notes due December 1, 2006 issued to evidence the loans made to Holdings of the proceeds from the issuance by the FMC Trust of its 9% Trust Preferred Securities Due 2006 and the common securities of the FMC Trust issued to Holdings, pursuant to the Senior Subordinated Indenture, dated as of November 27, 1996 among Holdings, the Subsidiary Guarantors therein defined, and State Street Bank and Trust Company, as successor trustee to Fleet National Bank, as it may be amended, supplemented or otherwise modified to permit the assumption of the obligations of the note issuer thereunder by a wholly-owned Subsidiary of Holdings (other than the Company and its Subsidiaries) or Holdings and as permitted by Section 8.9, as such Notes may be assumed by any Subsidiary of Holdings.

         (b) The definition of "CONSOLIDATED FIXED CHARGES" is hereby amended by inserting the following at the end thereof:



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                           "; it being understood and agreed that any payment in
                  respect of any Permitted Genu(beta)schein Transaction during such period shall not be a Consolidated Fixed Charge notwithstanding classification or reclassification of the investment securitization issued in connection with such Permitted Genu(beta)schein Transaction as indebtedness under GAAP."

         (c) The second proviso to the definition of "MATERIAL SUBSIDIARY" is hereby amended as follows:

                           (i) by deleting the words "the subordinated notes
                  given by Holdings to the FMC Trust in connection with the Refinancing Securities" in clause (i) thereof and inserting a reference to the "1996 Subordinated Notes" in place thereof; and

                           (ii) by deleting clause (ii) thereof and substituting
                  the following therefor:

                           "(ii) for purposes of determining whether any special
                  purpose wholly-owned Subsidiary of Holdings that issues or assumes Refinancing Securities, Additional Subdebt and/or Additional Subdebt Securities is a Material Subsidiary hereunder, the proceeds of such Refinancing Securities and/or Additional Subdebt Securities shall not be considered as assets for purposes hereof, to the extent that such proceeds have been lent or contributed to another member of the Consolidated Group, and any interest in respect of any such loan shall not be considered for the purposes of determining Consolidated EBITDA under this definition."

         (d) The definition of "PERMITTED INVESTMENTS" is hereby amended as follows:

                           (i) by deleting the words "the loan by the FMC Trust
                  to Holdings of the proceeds of the Refinancing Securities (as described in the description of Refinancing Securities in
                  SCHEDULE 1.1)" from clause (xvi) thereof and inserting a reference to "the 1996 Subordinated Notes" in their place; and

                           (ii) by deleting clause (xvii) thereof and
                  substituting therefor the following:

                           "(xvii) Investments by Holdings and its Subsidiaries
                  (other than the Company or its Subsidiaries) in FMC Finance or any wholly-owned Subsidiary of Holdings that issues or assumes Refinancing Securities, Additional Subdebt and/or Additional Subdebt Securities;"

         (e) Section 8.10(b) is hereby amended by inserting the following sentence at the end thereof:



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                           "In addition, Holdings shall not make or permit its
                  Subsidiaries to make payments in connection with any put or call option relating to investment securities issued under any Permitted Genu(beta)schein Transaction; provided that Holdings and its Subsidiaries (other than FUSA, the Company and their Subsidiaries) may make such payments in an aggregate amount of up to $75 million so long as no Default or Event of Default shall exist before or after giving effect thereto."

         3. The Paying Agent, with the consent and at the discretion of the Required Lenders, hereby consents to the Amendment by and between Holdings and State Street Bank and Trust Company, as successor trustee and collateral agent to Fleet National Bank, to the Pledge and Security Agreement dated as of November 27, 1996 by and between Holdings and Fleet National Bank, in substantially the form annexed hereto as EXHIBIT B, or such other form not less favorable in any material respect to the Lenders.

         4.       Section 7.9(a) is hereby amended by adding the words "minus
(v) any loss (calculated as the difference between the book value of the disposed assets and the net purchase price of such assets) resulting from the disposal of the Company's homecare and diagnostic businesses" at the end of the first sentence thereof.

         5. Section 8.1(f) is hereby amended by (i) adding the words "Holdings and" before the words "Foreign Subsidiaries" in the first line thereof and (ii) adding the words "and no more than $50,000,000 of such Funded Debt may be incurred, created or assumed by Holdings (except as a Guaranty Obligation)" at the end of clause (iii) of the proviso.

         6. In clause (A) of the proviso to Section 8.4(c)(vi) the reference to "two and one half percent (2 1/2%)" is amended and increased to read "five percent (5%)".

         7. In connection with the sale of the Company's homecare and diagnostic businesses:

         (i) NMC Homecare, Inc. is hereby released from its obligations under the guaranty.

         (ii) losses from or on account of operations, discontinuation of operations and/or disposal of assets on account of the sale of the Company's homecare and diagnostic business, net of related tax effects, to the extent not considered extraordinary items, shall be excluded from Consolidated Net Income for purposes of determining the Consolidated Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio.

         8. The Lenders hereby waive compliance with the provisions of the Credit Agreement as in effect before the execution and delivery of this Amendment No. 6 to the extent, and only to the extent, that any transaction or action of any member of the Consolidated Group would have been permitted by the provisions of the Credit Agreement as amended hereby.



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         B.       Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits and Schedules) remain in full force and effect.

         C. The Company agrees to pay all reasonable costs and expenses of the Paying Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

         D. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and its shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         E. This Amendment, and the Credit Agreement as amended hereby, shall be governed by and construed and interpreted in accordance with the laws of the State of New York.






                  [Remainder of Page Intentionally Left Blank]




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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.



BORROWERS:                              NATIONAL MEDICAL CARE, INC.,
                                        a Delaware corporation

                                        By /s/ Ben Lipps
                                           ------------------------------------
                                           Ben J. Lipps
                                           President



                                        FRESENIUS MEDICAL CARE AG

                                        By /s/ Hans-Ulrich Sutter
                                           ------------------------------------
                                           Hans-Ulrich Sutter
                                           Managing Board Member


                                        By /s/ Ben Lipps
                                           ------------------------------------
                                           Ben J. Lipps
                                           Managing Board Member



                                        NMC DO BRASIL LTDA.,
                                        a Brazil corporation

                                        By /s/ Joao Padrisui
                                           ------------------------------------
                                           Joao Padrisini
                                           Manager



                                        NATIONAL MEDICAL CARE OF SPAIN, S.A.,
                                        a Spanish corporation

                                        By /s/ Manuel Jose Huete Mendez
                                           ------------------------------------
                                           Manuel Jose Huete Mendez
                                           Vice President



                                        NATIONAL MEDICAL CARE OF TAIWAN, INC.,
                                        a Delaware corporation

                                        By /s/ Thomas Mechtersheimer
                                           ------------------------------------
                                           Thomas Mechtersheimer
                                           Director





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                               NMC CENTRO MEDICO NACIONAL, LDA.,
                               a Portuguese corporation

                               By /s/ John Allen
                                  --------------------------------------------
                                  John Allen
                                  Manager



                               NMC DE ARGENTINA, S.A.,
                               an Argentine corporation

                               By /s/ Guido Yagupsky
                                  --------------------------------------------
                                  Guido Yagupsky
                                  Vice President



                               FRESENIUS USA, INC.,
                               a Massachusetts corporation

                               By /s/ Ben Lipps
                                  --------------------------------------------
                                  Ben J. Lipps
                                  President



                               FRESENIUS MEDICAL CARE DEUTSCHLAND GmbH, a German corporation

                               By /s/ Emanuelle Gatti  /s/ Hans-Ulrich Sutter
                                  -------------------------------------------
                                  Emanuelle Gatti          Hans-Ulrich Sutter
                                  Managing Board Members



                               FRESENIUS MEDICAL CARE GROUPE FRANCE
                               (formerly known as Fresenius Groupe
                               France S.A.), a French corporation

                               By /s/ Hans-Ulrich Sutter  /s/ Emanuelle Gatti
                                  -------------------------------------------
                                  Hans-Ulrich Sutter          Emanuelle Gatti
                                  Managing Board Members



                               FRESENIUS MEDICAL CARE HOLDING, S.p.A.,
                               an Italian corporation

                               By /s/ Hans-Ulrich Sutter  /s/ Emanuelle Gatti
                                  -------------------------------------------
                                  Hans-Ulrich Sutter          Emanuelle Gatti
                                  Managing Board Members




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                              FRESENIUS MEDICAL CARE ESPANA S.A.,
                              a Spanish corporation

                              By /s/ Emanuelle Gatti
                                 -------------------------------------------
                                 Emanuelle Gatti
                                 Officer



                              FRESENIUS MEDICAL CARE MAGYAROSZA KfG,
                              a Hungarian corporation

                              By /s/ N. Erhard
                                 -------------------------------------------
                                 N. Erhard
                                 Board Member



GUARANTORS:                   FRESENIUS MEDICAL CARE HOLDINGS, INC.,
                              a New York corporation formerly known as WRG-NY

                              By /s/ Ben Lipps
                                 -------------------------------------------
                                 Ben J. Lipps
                                 President



                              NATIONAL MEDICAL CARE, INC.,
                              a Delaware corporation

                              By /s/ Ben Lipps
                                 -------------------------------------------
                                 Ben J. Lipps
                                 President



                              BIO-MEDICAL APPLICATIONS MANAGEMENT CO., INC., a Delaware corporation

                              By /s/ Ben Lipps
                                 -------------------------------------------
                                 Ben J. Lipps
                                 President



                              NMC HOMECARE, INC.,
                              a Delaware corporation

                              By /s/ Ben Lipps
                                 -------------------------------------------
                                 Ben J. Lipps
                                 President



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                              LIFECHEM, INC.,
                              a Delaware corporation


                              By /s/ Ben Lipps
                                 -------------------------------------------
                                 Ben J. Lipps
                                 President



                              FRESENIUS MEDICAL CARE AG,
                              a German corporation


                              By /s/ Emanuelle Gatti  /s/ Hans-Ulrich Sutter
                                 -------------------------------------------
                                 Emanuelle Gatti          Hans-Ulrich Sutter
                                 Managing Board Members



                              FRESENIUS USA, INC.,
                              a Massachusetts corporation


                              By /s/ Ben Lipps
                                 -------------------------------------------
                                 Ben J. Lipps
                                 President



                              FRESENIUS MEDICAL CARE DEUTSCHLAND
                              GmbH, a German corporation


                              By /s/ Emanuelle Gatti  /s/ Hans-Ulrich Sutter
                                 -------------------------------------------
                                 Emanuelle Gatti          Hans-Ulrich Sutter
                                 Board Members



                              FRESENIUS MEDICAL CARE GROUPE FRANCE,
                              a French corporation (formerly known as
                              Fresenius Groupe France S.A.)


                              By /s/ Hans-Ulrich Sutter  /s/ Emanuelle Gatti
                                 -------------------------------------------
                                 Hans-Ulrich Sutter          Emanuelle Gatti
                                 Board Members



                              FRESENIUS SECURITIES, INC.,
                              a California corporation


                              By /s/ Ben Lipps
                                 -------------------------------------------
                                 Ben J. Lipps
                                 President




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PAYING AGENT:                 NATIONSBANK, N.A.,
                              as Paying Agent for and on behalf of the Lenders



                              By /s/ Ashley M. Crabtree
                                 -------------------------------------------
                                 Ashley M. Crabtree
                                 Senior Vice President





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                           CONSENT TO AMENDMENT NO. 6



NationsBank, N.A., as Paying Agent
101 N. Tryon Street, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255
Attn:  Cindy Harmon, Agency Services

         Re: Credit Agreement dated as of September 27, 1996 (as amended and modified, the "CREDIT AGREEMENT") among National Medical Care, Inc., the other Borrowers, Guarantors and Lenders identified therein and NationsBank, N.A., as Paying Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                  Amendment No. 6 dated June 30, 1998 (the "SUBJECT AMENDMENT") relating to the Credit Agreement


Ladies and Gentlemen:

         This should serve to confirm our receipt of, and consent to, the Subject Amendment. We hereby authorize and direct you, as Paying Agent for the Lenders, to enter into the Subject Amendment on our behalf in accordance with the terms of the Credit Agreement upon your receipt of such consent and direction from the Required Lenders, and agree that Company and the other Credit Parties may rely on such authorization.



                                             Sincerely,



                                             ---------------------------------
                                                   [Name of Lender]

                                             By:
                                                 ------------------------------
                                                 Name:
                                                 Title:




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                                    EXHIBIT A


       Description of Transactions Relating to the 1996 Subordinated Notes








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                                    EXHIBIT B

               Form of Amendment to Pledge and Security Agreement









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